CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form F-4 of our report dated March 18, 2019, with respect to the consolidated financial statements of Cellect Biotechnology Ltd. and its subsidiaries included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Tel Aviv, Israel	Kost Forer Gabbay & Kasierer
June 16, 2021	A Member Firm of Ernst & Young Global